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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25,2001

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

Registrant's telephone number, including area code: (507) 437-5737

Pages: This report contains four (4) pages numbered sequentially from this cover page.

Item 5. OTHER MATERIALLY IMPORTANT EVENTS

    On September 25, 2001, the Company announced the promotion of several senior executives within the company. The text of the announcements follows:

    "AUSTIN, MINN. (Sept. 25, 2001)—The advancements of several executives of Hormel Foods Corporation have been announced by the Austin, Minn.-based multinational consumer foods company.

    Michael J. McCoy, senior vice president and chief financial officer, has been promoted to executive vice president and chief financial officer. Jody H. Feragen, treasurer, has been elected a vice president.

    Jeffrey M. Ettinger, vice president of Hormel Foods/president and chief operating officer of Jennie-O Turkey Store, has been advanced to group vice president of Hormel Foods/president and chief operating officer of Jennie-O Turkey Store. Richard A. Bross, vice president of Hormel Foods/president of Hormel Foods International (HFI), has been named group vice president of Hormel Foods/president of HFI.

McCoy

    McCoy oversees a variety of functions comprising accounting, information systems, investor relations, accounts payable, treasury and Hormel Financial Services. He also supervises all financial matters involving the company's business worldwide.

    McCoy joined the company's Treasurer's Office at the Corporate Offices in Austin in October 1994 with a 20-year background in accounting and finances. He was promoted to treasurer in January 1996 and was elected vice president in January 1997. In April 1998, he was advanced to vice president and controller and, two years later, was promoted to senior vice president and chief financial officer.

    A 1969 graduate of Loras College in Dubuque, Iowa, McCoy earned a Bachelor of Science degree in accounting.

Feragen

    Feragen represents the company with banks and other financial institutions and is responsible for activities that include taxes, investments, collections, credit, risk management and additional financial programs. She reports to McCoy.

    Feragen joined Hormel Foods in October 2000 as treasurer after serving as assistant treasurer for National Computer Systems and director of treasury operations for BMC Industries. She also had been cash and risk manager and manager of internal audit for Conwed Corp.

    A 1978 graduate of the University of North Dakota in Grand Forks with a Bachelor of Arts degree in accounting, Feragen also received a Master's degree in finance/treasury from the University of Minnesota.

Ettinger

    Ettinger had served as vice president of Hormel Foods/president and chief operating officer of Jennie-O Turkey Store since February 2001. The subsidiary, headquartered in Willmar, Minn., was created after Hormel Foods merged The Turkey Store Company into its Jennie-O Foods subsidiary. He reports to Jerry K. Jerome, chairman and chief executive officer of Jennie-O Turkey Store.

    An employee for 11 years, Ettinger started his Hormel Foods career as corporate attorney at the Corporate Offices in December 1989 and, three years later, was promoted to senior attorney. In March 1995, he moved to the Grocery Products Division to serve in product management. In November 1997, he was named assistant treasurer and, in April 1998, was elected treasurer.

    In November 1999, Ettinger was promoted to vice president of Hormel Foods. In January 2000, he was advanced to vice president of Hormel Foods/president and chief executive officer of Jennie-O Foods.

    Ettinger graduated from the University of California in Los Angeles in 1980 and received his Doctor of Jurisprudence degree from UCLA in 1983.

Bross

    As group vice president of Hormel Foods/president of HFI, Bross is responsible for the company's expanding presence in global markets.

    A Hormel Foods employee for 28 years, Bross served his first eight years in grocery products sales before transferring to the Corporate Offices as product manager with the Grocery Products Division in December 1981. In February 1987, he was named director of grocery products marketing and, eight years afterward, was promoted to vice president of the Grocery Products Division. He was elected vice president of Hormel Foods/president of HFI in November 1999.

    Bross is a graduate of the University of Pittsburgh with a Bachelor of Arts degree in economics."

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant)
By	/s/ M. J. MCCOY M. J. McCOY Executive Vice President And Chief Financial Officer
By	/s/ J. H. FERAGEN J. H. FERAGEN Vice President and Treasurer

Dated: October 8, 2001

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  Item 5. OTHER MATERIALLY IMPORTANT EVENTS